                 WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

        THIS WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of March 30, 2001, is among MARKETING SPECIALISTS CORPORATION, MARKETING SPECIALISTS SALES COMPANY, PAUL INMAN ASSOCIATES, INC., and THE SALES FORCE COMPANIES, INC. (the "BORROWERS"), each of the banks or other lending institutions which is a party hereto (individually a "BANK" and collectively the "BANKS") and THE CHASE MANHATTAN BANK, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, the "AGENT").

                                   RECITALS:

        A. The Borrowers (other than The Sales Force Companies, Inc.), Bromar, Inc., the Agent, and the Banks have entered into that certain Credit Agreement dated as of March 30, 2000 (the "ORIGINAL CREDIT AGREEMENT"). The Original Credit Agreement has been modified pursuant to the following (and the Original Credit Agreement as modified by the following, herein the "AGREEMENT"):

                1. That certain First Amendment to Credit Agreement dated April 13, 2000 among the Borrowers (other than The Sales Force Companies, Inc.), the Agent and the Banks;

                2. That certain Joinder Agreement dated April 14, 2000 executed by the Borrowers, the Agent and the Banks to join The Sales Force Companies, Inc. into the Agreement as a "Borrower" thereunder; and

                3. That certain Second Amendment to Credit Agreement dated November 17, 2000 among the Borrowers, the Agent and the Banks (the "SECOND AMENDMENT").

        B. The Borrowers have advised the Agent and the Banks that Events of Default have occurred under (i) Section 11.1(d) of the Agreement as a result of the Borrowers' failure to comply with the covenant set forth in
Section 8.1(a) of the Agreement for the Fiscal Year ended December 31, 2000;
(ii) Section 11.1(e) of the Agreement as a result of the Borrowers' failure to deliver certain items to the Agent by March 15, 2001 as required by Section
4.6 of the Second Amendment and (iii) Section 11.1(j) of the Agreement as a result of the events of default that have occurred under the terms of the First Union Loan Agreement as a result of the Events of Default described herein (the "EXISTING DEFAULTS").

        C. The Agent and the Banks are willing to waive the Existing Defaults and amend the Agreement as herein set forth.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

                                   ARTICLE I.

                                  DEFINITIONS

        Section 1.1. DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.


WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT-Page 1

                                  ARTICLE II.

                                  AMENDMENTS

        Section 2.1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Agreement is amended as follows:

        (a) The last paragraph in the definition of the term "Borrowing Base" is amended in its entirety to read as follows:

                As used in this definition, the term "ADVANCE PERCENT" means either: (i) as of March 31, 2001 and as of any date of determination of the Borrowing Base after March 31, 2001, but before June 1, 2001, seventy-five percent (75%), except as provided in clause (iii) below;
        (ii) as of June 1, 2001, and at all times thereafter except as provided in clause (iii) below, seventy percent (70%); or (iii) at any time, such lesser percent as the Agent may, at any time hereafter, determine is necessary to protect its interests, such determination to be made in the Agent's sole judgment, in good faith and based on information which, in its judgment, supports such determination. Any change in the Advance Percent and any establishment of reserves shall be effective on the date Parent receives Agent's written notice of such. In calculating the aggregate Borrowing Base of all of the Borrowers, no more than Four Million Dollars ($4,000,000) of the Non-System Receivables of all the Borrowers shall be included as Eligible Accounts.

        (b) The definition of the term "Borrowing Availability" is amended in its entirety to read as follows:

                "BORROWING AVAILABILITY" means, at any date of determination, the amount by which the lesser of the Commitments or the Borrowing Base exceed the Outstanding Revolving Credit or, when determined with respect to a Borrower, the amount that such Borrower's Borrowing Base exceeds the Outstanding Revolving Credit applicable to such Borrower; provided however, when calculating the Borrowing Availability for the purposes of Section 11.1(p) herein, the Advance Percent utilized to determine the amount of the Borrowing Base shall equal the lesser of seventy percent (70%) or the percentage otherwise established pursuant to the definition thereof.

        (c) The definition of the term "EBITDA" is amended in its entirety to read as follows:

                "EBITDA" means, for any period and any Person, the total of the following, each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; PLUS (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; PLUS (c) interest expense deducted in determining Net Income; PLUS (d) amortization and depreciation expense deducted in determining Net Income, including, with respect to the Parent for any period which includes the Fiscal Quarter ended December 31, 2001, amortization consisting of the impairment write-off of approximately $307,000,000 recorded in such Fiscal Quarter.

        Section 2.2. AMENDMENT TO SECTION 8.1. Clause (a) of Section 8.1 of the Agreement is amended to read in its entirety as follows:


WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT-Page 2

        (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of Parent, beginning with the Fiscal Year ending December 31, 1999, a copy of the annual audit report of Parent and the Subsidiaries for such Fiscal Year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Agent on an unqualified basis (and without comment as to the accountant's opinion whether the Parent is a going concern or can in the future continue to be a going concern), to the effect that such report has been prepared in accordance with GAAP; provided that the annual audit report delivered for the Fiscal Year ended December 31, 2000 may contain the accountant's comment that there is substantial doubt about the Parent's ability to continue as a going concern;

        Section 2.3. AMENDMENT TO SECTION 10.1. Section 10.1 of the Agreement is amended to add a new sentence immediately after the table contained therein to read in its entirety as follows:

        If the EBITDA of Parent for the two (2) Fiscal Quarters ended
        March 31, 2001 is equal to or greater than $14,250,000, then compliance with this covenant for the Fiscal Quarter ended March 31, 2001 is not required but shall be required with respect to all other Fiscal Quarters.

        Section 2.4. AMENDMENT TO SECTION 10.4. Section 10.4 of the Agreement is amended to add a new sentence immediately after the table contained therein to read in its entirety as follows:

        If the EBITDA of Parent for the two (2) Fiscal Quarters ended March 31, 2001 is equal to or greater than $14,250,000, then compliance with this covenant for the Fiscal Quarter ended March 31, 2001 is not required but shall be required with respect to all other Fiscal Quarters.

        Section 2.5. AMENDMENT TO SECTION 10.5. Section 10.5 of the Agreement is amended in its entirety to read as follows:

                        Section 10.5 MINIMUM EBITDA. As of the dates set forth in the table below, Parent shall cause its EBITDA calculated for the four (4) Fiscal Quarters then ended (or, if as of such date less than four (4) Fiscal Quarters have elapsed since September 30, 2000, then for the Fiscal Quarters that have completely elapsed since September 30, 2000) to be not less than the amount set forth below opposite the applicable period:

        ===================================================
              Date                                Amount
        ===================================================
        December 31, 2000                       $ 9,000,000
        ---------------------------------------------------
        March 31, 2001                          $14,250,000
        ---------------------------------------------------
        June 30, 2001                           $25,400,000
        ---------------------------------------------------
        September 30, 2001                      $34,000,000
        ---------------------------------------------------
        December 31, 2001                       $39,000,000
        ===================================================

WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT-Page 3

                                  ARTICLE III.

                              CONDITIONS PRECEDENT

        Section 3.1.    CONDITIONS.  The effectiveness of Article II and
Section 4.1 of this Amendment are subject to the conditions precedent that no Default (other than the Existing Defaults) and no event or condition that would have a Material Adverse Effect shall exist as of the effective date hereof and the Agent shall have received all of the following, all in form and substance acceptable to the Agent and the Banks and dated (unless other indicated or not applicable) the date hereof, all on or before April 18, 2001:

                (a) ACKNOWLEDGMENT. This Amendment executed by all of the Borrowers and Richmont Capital Partners I, L.P.;

                (b) FIRST UNION CONSENT. A fully executed copy of a consent to the terms of this Amendment executed by First Union National Bank;

                (c) WAIVER FEE. A non-refundable fee in an amount equal to $153,750 in consideration for the waivers and amendments provided in this Amendment, payable to the Agent for the benefit of each Bank that executes this Amendment, with each such Bank entitled to its pro rata portion of such $153,750 calculated based on the Commitment of a Bank as compared to the Commitments of all the Banks that executed this Amendment; and

                (e) COUNSEL REVIEW. Evidence that all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto are satisfactory to the Agent and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

        Section 3.2. POST-CLOSING COVENANTS. By April 27, 2001, the Borrowers shall deliver an annual audit report for Marketing Specialists Corporation for the Fiscal Year ended December 31, 2000 in the form required by Section 8.1(a) of the Agreement. By May 31, 2001, each Borrower shall deliver to the Agent the following, all in form and substance acceptable to the Agent: (a) a landlord or mortgage waiver duly completed and executed for each location where any of its Collateral is located; (b) lien acknowledgements from each third-party in possession of Collateral and any other documents or instruments necessary to create, preserve, protect and perfect the Liens of the Agent for the benefit of the Banks in the Collateral; (c) a letter executed by the Borrower and Richmont Capital Partners I, L.P. requesting the Banks' consent to the issuance of Series C Preferred Stock by Marketing Specialists Corporation; (d) certificates of the appropriate government officials for the states of Massachusetts, Oregon and Washington as to the authority of Marketing Specialists Sales Company to conduct business in such states; and
(e) amendments or other modifications to the promissory notes originally executed by Richmont Marketing Specialist, Inc. and otherwise described below changing the subordination provisions thereof to reflect that all the Obligations and all the Term Loan Obligations (as defined in the First Union Loan Agreement) are senior debt under the subordination provisions thereof:

                    =================================================
                        Payee            Original Principal Amount
                    =================================================
                        Clark Brinkley          $174,116.02
                    -------------------------------------------------
                        Barney Deal             $148,061.35
                    -------------------------------------------------
                        Donald Olin             $ 28,554.82
                    -------------------------------------------------
                        Doug Heyel              $  5,808.29
                    -------------------------------------------------
                        Fred Manning            $ 87,057.78
                    -------------------------------------------------
                        Joel Linebarger         $174,116.02
                    =================================================


WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT-Page 4

                                  ARTICLE IV.

             WAIVERS, RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

        Section 4.1. WAIVER OF THE EXISTING DEFAULTS. Each Bank waives the Existing Defaults and agrees not to exercise any rights or remedies available as a result of the occurrence thereof. To induce the Banks to agree to the waiver of the Existing Defaults, the Borrowers agree that this waiver shall not constitute and shall not be deemed a waiver of any other Default, further Events of Default under Sections 11.1(e) and 11.1(j) of the Agreement or otherwise, or a waiver of any rights or remedies arising as a result of such other Defaults. The failure to comply with any covenant in any Loan Document for any date, or any period ending on any date, other than as described above in the definition of Existing Defaults shall constitute an Event of Default.

        Section 4.2. RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrowers, the Agent and the Banks party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

        Section 4.3. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Agent and the Banks as follows: (a) after giving effect to this Amendment, no Default has occurred and is continuing; (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Borrowers and does not and will not: (1) violate any provision of law applicable to any Borrower, the certificate of incorporation, bylaws, partnership agreement, membership agreement, or other applicable governing document of any Borrower or any order, judgment, or decree of any court or agency of government binding upon any Borrower, (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, including without limitation, the Indenture, the First Union Loan Agreement and each agreement evidencing and governing the Debt of any Borrower that is subordinate to the Obligations; (3) result in or require the creation or imposition of any material lien upon any asset of any Borrower; or (4) require any approval or consent of any Person under any material contractual obligation of any Borrower; (d) the articles of incorporation, bylaws, partnership agreement, certificate of limited partnership, membership agreement, articles of organization or other applicable governing document of any Borrower, and the resolutions of the Borrowers attached as exhibits to the Certificate of Secretary of Borrowers dated March 30, 2000 delivered to the Agent, have not been modified or rescinded and remain in full force and effect; and (e) AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH THE BORROWERS:

                (I) WAIVER. WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THEIR EXECUTION OF THIS AMENDMENT, AND


WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT-Page 5

                (II) RELEASE. RELEASE AND DISCHARGE THE AGENT AND THE BANKS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH ANY BORROWER EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                                   ARTICLE V.

                                 MISCELLANEOUS

        Section 5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them.

        Section 5.2. REFERENCE TO AGREEMENT. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

        Section 5.3. EXPENSES OF BANK. As provided in the Agreement, the Borrowers agree to pay on demand all costs and expenses incurred by the Agent or any Bank in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Agent's and each Banks' legal counsel.

        Section 5.4. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        Section 5.5. APPLICABLE LAW. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

        Section 5.6. SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Agent, each Bank and each Borrower and its respective successors and assigns, except the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Banks.

        Section 5.7. SECTION COUNTERPARTS. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT-Page 6

        Section 5.8. EFFECT OF WAIVER. No consent or waiver, express or implied, by the Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

        Section 5.9. HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        Section 5.10. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        Section 5.11. REQUIRED BANKS. Pursuant to Section 13.11 of the Agreement, the Agreement may be modified as provided in this Amendment with the agreement of the Required Banks which means Banks having (a) sixty-six and two-thirds percent (66 2/3%) or more of the Commitments or (b) if the Commitments have been terminated, sixty-six and two-thirds percent (66 2/3%) or more of the outstanding principal amount of the Loans and participations in the Letters of Credit (such percentage applicable to a Bank, such Bank's "REQUIRED BANK PERCENTAGE"). For purposes of determining the effectiveness of this Amendment, each Bank's Required Bank Percentage is set forth on the
SCHEDULE 5.11 hereto.

Executed as of the date first written above.

                                  BORROWERS:

                                  MARKETING SPECIALISTS CORPORATION
                                  MARKETING SPECIALISTS SALES COMPANY
                                  PAUL INMAN ASSOCIATES, INC.
                                  THE SALES FORCE COMPANIES, INC.


                                  By: __________________________________________
                                      Name: ____________________________________
                                            Authorized Officer for all Borrowers

                                  AGENT AND BANKS:

                                  THE CHASE MANHATTAN BANK,
                                  individually as a Bank and as the Agent


                                  By: __________________________________________
                                     Jim L. Holloway, Senior Vice President


WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT-Page 7

                                  CREDIT SUISSE FIRST BOSTON


                                  By: __________________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                  By: __________________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                  FLEET CAPITAL CORPORATION


                                  By: __________________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT-Page 8

                     CONSENT AND REAFFIRMATION OF GUARANTY

        The undersigned: (i) consents and agrees to this Amendment; (ii) agrees that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be its legal, valid and binding obligation enforceable against it in accordance with their respective terms and (iii) reaffirms that it is obligated on the Guaranty Agreement dated March 30, 2000 executed by the undersigned in favor of the Agent and the Banks for the "Guaranteed Indebtedness" defined therein in an amount up to $10,000,000.

                                  RICHMONT CAPITAL PARTNERS I, L.P.

                                  By: J.R. Investments Corp.,
                                      its Managing General Partner


                                  By: __________________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT-Page 9

                                 Schedule 5.11
                                      to
                Waiver and Third Amendment to Credit Agreement

                           REQUIRED BANK PERCENTAGE

========================================================================================
                                                         Banks Agreeing to Amendment
                                                     (insert % from prior column if Bank
                              Required Bank            signs this Amendment then total
Bank                         Percentage Held             percentages in this column)
========================================================================================
The Chase Manhattan Bank        33.3333%
----------------------------------------------------------------------------------------
Credit Suisse First Boston      33.3333%
----------------------------------------------------------------------------------------
Fleet Capital Corporation       33.3333%
========================================================================================
TOTAL                           100.00%
========================================================================================


Schedule 5.11-Solo Page